                                   EXHIBIT 5.1
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                                                           December 28, 1999

Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 28, 1999, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock reserved for issuance under the Cypress Semiconductor Corporation 1999 Non-statutory Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

     It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of and incorporated by reference into the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI,
                                  Professional Corporation



                                  /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.
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